UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2020

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Oncocyte Corporation cautions you that this Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, but not limited to, the Company’s acquisition, through a newly-formed subsidiary, of Insight Genetics, Inc., a Tennessee corporation (“Insight”), and the effects of the merger. All statements that are not historical facts (including, but not limited to, statements that contain words such as “will,” “likely,” “may,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “seeks,” “designs,” “develops,” “would,” “future,” “can,” “could,” “project,” “potential,” and similar expressions) are forward-looking statements. These statements include, but are not limited to, those related to implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and operating results, and future opportunities for Oncocyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials, changes to regulatory requirements, the need and ability to obtain future capital, protection of trade secrets and maintenance of other intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize, and risks inherent in acquisitions such as failure to realize the anticipated benefits of the acquisition, unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisition, unanticipated difficulties in conforming business practices, including accounting policies, procedures and internal controls, and financial records of Insight with Oncocyte, inability to accurately forecast the performance of Insight resulting in unforeseen adverse effects on Oncocyte’s operating results, failure to retain or integrate Insight personnel, greater than estimated allocations of Oncocyte resources to develop and commercialize Insight technologies or failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (“SEC”) filings, which are available on the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

References to “Oncocyte,” “we,” “us,” and “our” are references to Oncocyte Corporation.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger Agreement with Insight Genetics

On January 31, 2020, Oncocyte Corporation, a California corporation (the “Company” or “Oncocyte”) completed its acquisition of Insight Genetics, Inc. (“Insight”), pursuant to the previously announced Agreement and Plan of Merger, dated as of January 10, 2020 (the “Merger Agreement”), by and among Cancer DX Sub, Inc., a Tennessee corporation and a wholly-owned subsidiary of Oncocyte (“Merger Sub”), Insight, the shareholders party to the Merger Agreement (the “Shareholders”) and the equityholder representative. Subsequently, Merger Sub merged with and into Insight, the separate existence of Merger Sub ceased and Insight survived as a wholly owned subsidiary of Oncocyte (the “Merger”).

Prior to the merger, Insight was a privately-held company specializing in the discovery, development and commercialization of molecular diagnostics that detect specific cancer biomarkers in triple negative breast cancer and lung cancer to assist in guiding the effective diagnosis, treatment and monitoring of cancer. Oncocyte entered into the Merger Agreement to access Insight’s technology and pharma service offerings. Insight has a rich menu of relevant targeted therapeutic panels including two emerging therapeutic targets, RET and NTRK. Insight’s lead test is the “Immune Modulation” (IM Score), a gene expression test that measures the state of the immune system in biopsies from cancer patients to identify patients more likely to respond to PD-1/PD-L1 immunotherapies. Insight’s lab has capacity to support clinical trials or assay design across a cadre of currently available commercial platforms to develop companion diagnostics and has successfully completed audits by major pharmaceutical and diagnostic companies. Insight has performed assay development and clinical testing for leading pharmaceutical and biotechnology companies.

Merger Consideration

Under the terms of the Merger, Oncocyte agreed to pay closing consideration of $7 million in cash and $5 million of Oncocyte common shares, subject to a holdback for indemnity claims not to exceed ten percent of the total closing consideration. At the closing on January 31, 2020, Oncocyte delivered approximately $11.4 million in consideration, consisting of $6.4 million in cash, which was net of a $0.6 million cash holdback, plus 1.9 million shares of Oncocyte common stock (“Closing Shares”) valued at $5 million, based on the average closing price of Oncocyte common shares on the New York Stock Exchange American during the five trading days immediately preceding the date of the Merger Agreement. The parties agreed to holdback $0.6 million in cash (“Cash Holdback”) and 0.2 million shares of Oncocyte common stock (“Stock Holdback”) through year ending December 31, 2020, in the event there are indemnity claims. The Cash Holdback liability will be settled and released by Oncocyte after the holdback period, less any indemnity claims made by Oncocyte. The Stock Holdback shares were placed in an escrow account and are considered to be issued and outstanding Oncocyte common stock. The escrow agent will release the Stock Holdback shares after the holdback period, less any shares that may be withheld by Oncocyte for any indemnity claims made by Oncocyte.

Earnout Consideration

As additional consideration for Insight’s shareholders, the Merger Agreement provides for Oncocyte to pay a ten-year revenue share of not more than ten percent of net collected revenues for current Insight pharma service offerings and a tiered revenue share percentage of net collected revenues through the end of the lifecycle if certain new cancer tests are developed and commercialized using Insight technology.

Milestones

Oncocyte may pay contingent consideration of up to $6.0 million, in any combination of cash or Oncocyte common shares, if certain milestones are achieved, which consist of a $1.5 million clinical trial completion and data publication milestone, $3.0 million for an affirmative final local coverage determination from Centers for Medicare and Medicaid Services (“CMS”) for a specified lung cancer test, and up to $1.5 million for achieving specified CMS reimbursement milestones.

Registration Rights

Pursuant to the Merger Agreement, Oncocyte agreed to file a registration statement with the SEC and to use reasonable efforts to register the resale of the shares of common stock issued in connection with the Merger within six months following the closing.

Related Persons

In October 2015, Insight issued a convertible promissory note in the original principal amount of $3,050,000 and a warrant for 1,525,000 shares, with a warrant exercise price of $0.01 to IG Investors, LLC (“IG Investors”). Our President and Chief Executive Officer and board member, Ron A. Andrews, owned a membership interest in IG Investors, and formerly served on Insight’s board from June 2015 to August 2019. In his capacity as a member of IG Investors, under the original terms of the convertible promissory note, Mr. Andrews received approximately $0.7 million in cash at the closing of the Merger, as he has agreed to forfeit $0.4 million in additional consideration that would otherwise have been due to him under the terms of the promissory note. As of the closing, Mr. Andrews re-assigned his membership interest to IG Investors, and canceled his rights under the warrants and will not receive any additional merger or earnout consideration. Mr. Andrews did not receive any Oncocyte common shares in connection with the Merger.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they may be subject to a contractual standard of materiality that is different from those generally applicable to stockholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

The terms of the Merger Agreement, including additional information regarding the nature and amount of consideration that may be paid by Oncocyte in connection with the Merger, set forth herein supersede the information set forth in the Current Report on Form 8-K filed by Oncocyte with the Securities and Exchange Commission on January 10, 2020 (the “Prior 8-K”). Subject to the foregoing and to the extent required by Item 2.01 of Form 8-K, the information previously reported in the Prior 8-K is incorporated herein by reference.

The foregoing description of Oncocyte, Insight and the terms of the Merger Agreement does not purport to be complete. It is not intended to provide any other factual information about Oncocyte, Insight or the Merger Agreement, or to modify or supplement any factual disclosures about Oncocyte in its public reports filed with the SEC. The description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information reported in Item 2.01 above with respect to the issuance of the Closing Shares is incorporated by reference into this Item 3.02. The Closing Shares were issued in a private placement transaction in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules promulgated thereunder. The issuance of Closing Shares has not been registered under the Securities Act or qualified under any state securities laws. The issuance of any additional shares of Oncocyte common stock in connection with the achievement of milestones described above, are expected to be issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On February 5, 2020, Oncocyte issued a press release announcing the closing of the Merger, a copy of which is attached and furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Pursuant to the SEC’s authority in Rule 3-13 of Regulation S-K, the SEC will permit the substitution of an audited statement of assets acquired and liabilities assumed at fair value in lieu of the financial statements of Insight required by Rule 8-04 of Regulation S-X. Oncocyte intends to provide such audited statement of assets acquired and liabilities assumed at fair value by amendment to this Current Report on Form 8-K within the time allowed for the filing of financial statements of the business acquired by Item 9.01(a)(4) of Form 8-K.

(b) Pro forma financial information.

Oncocyte intends to provide applicable pro forma financial information, to the extent required by Item 9.01(b) of Form 8-K, by amendment to this Current Report on Form 8-K within the time allowed for such filing by Item 9.01(b)(2) of Form 8-K.

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of January 10, 2020, among Oncocyte Corporation, Cancer DX Sub, Inc., Insight Genetics, Inc., the Shareholders who became a Party to the Merger Agreement and the Equityholder Representative.
99.1	Press Release.

*Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission or its staff upon request, provided that Oncocyte may request confidential treatment for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: February 5, 2020	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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